                                                                     EXHIBIT 5.1



                                                     March __, 2000

Stratasys, Inc.
14950 Martin Drive
Eden Prairie, MN 55344

         RE: REGISTRATION STATEMENT ON FORM S-8 RELATING TO 362,537 SHARES OF COMMON STOCK, PAR VALUE $. 01 PER SHARE, OF STRATASYS, INC. ISSUABLE UNDER THE SECOND AMENDED AND RESTATED 1994-2 STOCK PLAN, 1998 INCENTIVE STOCK OPTION PLAN AND 2000 INCENTIVE STOCK OPTION PLAN


Gentlemen:

         We are counsel to Stratasys, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 362,537 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable upon the exercise of options granted, as well as stock options to be granted, pursuant to the Company's Second Amended and Restated 1994-2 Stock Plan (the "1994-2 Plan"), 1998 Incentive Stock Option Plan (the "1998 Plan") and 2000 Incentive Stock Option Plan (the "2000 Plan" and, together with the 1994-2 Plan and the 1998 Plan, the "Plans").

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the Plans, resolutions of the Board of Directors of the Company relating to the adoption of the Plans and the proposed registration and issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions

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March __, 2000
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expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued upon exercise of any options duly granted pursuant to the terms of the Plans have been duly and validly authorized and, when the Shares have been paid for in accordance with the terms of the Plans and certificates therefore have been duly executed and delivered, such Shares will be duly and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the resale prospectus filed with the Registration Statement.



                                                     Very truly yours,


                                                     /s/ Snow Becker Krauss P.C.
                                                     ---------------------------
                                                     SNOW BECKER KRAUSS P.C.